Exhibit 99.1

FOR IMMEDIATE RELEASE

EDITORIAL CONTACT:

Stacie D. Byars

Director, Investor Relations

425-638-4048

StacieByars@Captaris.com

Captaris Reports Strong Financial Results for Third Quarter 2003

■	Earnings from continuing operations improves to $0.02 per fully diluted share
■	RightFax revenue up 28% over same period a year ago
■	Year on year growth in RightFax revenue for four consecutive quarters

BELLEVUE, WA — October 30, 2003 — Captaris, Inc. (Nasdaq: CAPA), a leading provider of business process automation and information delivery, today reported financial results for its third quarter and nine-months ended September 30, 2003. Highlights included improved earnings, accelerating RightFax revenue, the sale of both MediaLinq and CallXpress and the purchase of Teamplate.

“We are very pleased with the continued strong growth of our core business,” said David P. Anastasi, president and chief executive officer of Captaris. “It is evident that we are beginning to see the benefits of our ongoing intensive planning and execution. We believe Captaris is well positioned to achieve our goal of expanding our participation in the multi-billion dollar business information delivery market.”

Net income from continuing operations for the three months ended September 30, 2003 was $544,000 or $0.02 per fully diluted share, compared with a loss of $248,000 or $0.01 per fully diluted share for the third quarter of 2002. The operating results of CallXpress, its sale and the resulting restructuring charges are included in the results from continuing operations. The gain on sale of the CallXpress product line was $2.1 million and restructuring charges were $423,000. The results from continuing operations exclude the operations and gain on sale of the MediaLinq division reported as discontinued operations. Net income including gain on discontinued operations was

-more-

$6.4 million or $0.20 per fully diluted share, compared to $363,000 or $0.01 per fully diluted share for the same quarter in the prior year.

Revenue for the quarter was $18.1 million, up 6% from the third quarter of 2002. RightFax revenue increased 28% and CallXpress revenue was $2.2 million, down 43% over the third quarter last year. There was no revenue from the company’s OEM agreement with Cisco Systems, Inc. in the quarter, compared to $588,000 in the third quarter of 2002.

The company sold its MediaLinq division and the results of operations and the related gain on sale, both net of income taxes, are reported as discontinued operations. Prior periods have been adjusted for consistent presentation. MediaLinq revenue, cost of sales and operating expenses are excluded from continuing operations for all periods.

The company purchased Teamplate on September 30, 2003, for $12.3 million. The transaction is included in the quarter end balance sheet and did not impact the results of operations for the quarter.

Net of the MediaLinq, CallXpress and Teamplate transactions, the company has reduced its employee base by 102 associates to 320 employees as of September 30, 2003.

Cash and cash equivalents, and investment balances totaled $87.2 million at September 30, 2003, up $11.5 million from the balance at June 30, 2003.

For the nine months ended September 30, 2003, the loss from continuing operations was $529,000 or $0.02 per fully diluted share, compared to a loss of $7.2 million or $0.23 per fully diluted share for the comparable period in 2002.

Stock Repurchase

During the quarter ended September 30, 2003, the company did not repurchase any of its common stock under the company’s previously announced stock repurchase program. There is $15 million available to repurchase shares.

Captaris Announces Financial Results for Third Quarter Ended September 30, 2003

The company may repurchase shares in the future subject to open trading windows, overall market conditions, stock prices and the company’s cash position and requirements going forward. Captaris intends to provide updates on the status of its repurchase program each quarter in its Quarterly Reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Guidance

The company will provide guidance relating to expected future results of operations on its regularly scheduled conference call today.

Web Cast Information

The company will host its regularly scheduled conference call today at 1:45 pm PT / 4:45 pm ET to discuss its results of operations and financial condition. The live Web cast of the conference call can be accessed from the Investor Relations section of the Captaris Web site at www.captaris.com. The dial-in number is 800.257.7087 and no access code is required. The company will also provide a replay of the conference call at 800.405.2236, confirmation number 556490# until November 6, at 11:59 pm PT.

About Captaris, Inc.

Captaris is a leading provider of business information delivery solutions that integrate, process and automate the flow of messages, data and documents. Captaris produces a suite of proven products and services, in partnership with leading enterprise software companies, delivered through a global distribution network. Captaris has delivered nearly 50,000 systems worldwide, with 93 of the Fortune 100 using the company’s award-winning products and services to reduce costs and increase the performance of critical business information investments.

Captaris is headquartered in Bellevue, WA, and has main offices in Tucson, AZ, Portland, OR, Calgary, Canada and European headquarters in Nieuwegein, the Netherlands. In addition, Captaris has revenue and support offices in Switzerland, the United Kingdom, Germany, Hong Kong, Australia, and Dubai. The company was founded in 1982 and is publicly traded on the NASDAQ National Market under the symbol CAPA. For more information please visit www.captaris.com.

Captaris Announces Financial Results for Third Quarter Ended September 30, 2003

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding expected revenue and earnings growth. Forward-looking statements include all passages containing verbs such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects” or “targets” or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Captaris’ actual results include, among others, the impact, if any, of stock-based compensation charges or benefit associated with variable accounting treatment on certain stock options, the amount and timing of payments, if any, received under Captaris’ OEM arrangement with Cisco Systems, Inc., the potential failure to maintain and expand Captaris’ network of dealers and resellers or to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris’ financial results is included in Captaris’ most recent quarterly report on Form 10- Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Captaris products RightFax, Teamplate and Infinite are trademarks of Captaris. All other company, brand and product names are the property and/or trademarks of their respective companies.

# # #

Captaris Announces Financial Results for Third Quarter Ended September 30, 2003

CAPTARIS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
		(See Note)		(See Note)
Net revenue	$18,079	$17,065	$51,917	$49,632
Cost of revenue	6,920	6,618	19,154	18,710

Gross profit	11,159	10,447	32,763	30,922

Operating expenses:
Research and development	2,384	2,643	7,188	7,266
Selling, general and administrative	9,330	9,097	27,727	28,853
Amortization	57	151	170	1,051
Impairment of intangibles	—	—	—	5,529
Restructuring	423	—	423	2,033
Gain on sale of the CallXpress product line	(2,088)	—	(2,088)	—
Stock compensation expense (benefit)	454	(498)	1,261	(1,016)
Other	—	—	—	875

Total operating expenses	10,560	11,393	34,681	44,591

Operating income (loss)	599	(946)	(1,918)	(13,669)
Other income (expense):
Interest	338	609	1,143	1,917
Other, net	(59)	(115)	(105)	(552)

Other income	279	494	1,038	1,365

Income (loss) from continuing operations before income tax expense (benefit)	878	(452)	(880)	(12,304)
Income tax expense (benefit)	334	(204)	(351)	(5,069)

Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	544	(248)	(529)	(7,235)

Discontinued Operations:
Income (loss) from operations of MediaLinq net of income tax	(37)	611	886	1,742
Gain on disposal of MediaLinq net of income tax	5,899	—	5,899	—

Income from discontinued operations	5,862	611	6,785	1,742

Income (loss) before cumulative effect of change in accounting principle	6,406	363	6,256	(5,493)
Cumulative effect of change in accounting principle	—	—	—	(2,695)

Net income (loss)	$6,406	$363	$6,256	$(8,188)

NOTE: Reflects reclassification of MediaLinq division to discontinued operations. Prior periods adjusted for consistent presentation.

Captaris Announces Financial Results for Third Quarter Ended September 30, 2003

CAPTARIS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

(in thousands, except per share data)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
		(See Note)		(See Note)
Basic earnings (loss) per common share from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$0.02	$(0.01)	$(0.02)	$(0.23)
Basic earnings per common share from discontinued operations	0.19	0.02	0.22	0.05

Basic loss per common share from cumulative effect of change in accounting principle	—	—	—	(0.08)

Basic earnings (loss) per common share	$0.21	$0.01	$0.20	$(0.26)

Weighted average basic common shares outstanding	30,597	31,914	30,383	31,876

Diluted earnings per common share from continuing operations before discontinued operations and cumulative effect of the change in accounting principle	$0.02	$(0.01)	$(0.02)	$(0.23)
Diluted earnings (loss) per common share from discontinued operations	0.18	0.02	0.22	0.05

Diluted loss per common share from cumulative effect of change in accounting principle	—	—	—	(0.08)

Diluted earnings (loss) per common share	$0.20	$0.01	$0.20	$(0.26)

Weighted average diluted common shares outstanding	31,425	32,047	30,823	31,876

NOTE: Reflects reclassification of MediaLinq division to discontinued operations. Prior periods adjusted for consistent presentation.

Captaris Announces Financial Results for Third Quarter Ended September 30, 2003

CAPTARIS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$29,747	$21,971
Short-term investments, available for sale	21,588	30,519
Accounts receivable, net	12,471	17,811
Inventories	1,464	2,928
Deferred and income tax receivable	18	4,308
Prepaid expenses and other	2,147	1,544

Total current assets	67,435	79,081
Long-term investments, available for sale	35,874	20,599
Equipment and leasehold improvements, net	4,882	7,595
Goodwill	14,825	8,976
Intangible and other assets, net	7,008	2,480
Restricted cash	1,000	1,000
Deferred income taxes	1,583	1,546

Total assets	$132,607	$121,277

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,761	$7,204
Accrued compensation and benefits	2,990	4,186
Deferred revenue	8,668	8,185
Other accrued liabilities	3,553	3,401
Current portion of note payable	50	—

Total current liabilities	21,022	22,976

Note payable, net of current portion	424	—
Redeemable common stock to be issued	3,000	—

Shareholders’ equity:
Common stock	312	302
Additional paid-in capital	64,025	60,539
Retained earnings	43,404	37,148
Accumulated other comprehensive income	420	312

Total shareholders’ equity	108,161	98,301

Total liabilities and shareholders’ equity	$132,607	$121,277

Captaris Announces Financial Results for Third Quarter Ended September 30, 2003